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                                                                    Exhibit 10.7
                              CORRECTED AND AMENDED
                        SETTLEMENT AND RELEASE AGREEMENT

         THIS CORRECTED AND AMENDED SETTLEMENT AND RELEASE AGREEMENT (the "AGREEMENT") is made and entered into effective as of the 16th day of October, 2002, by and among REDLINE PERFORMANCE PRODUCTS, INC., a Minnesota corporation having its principal place of business in Vista, California ("REDLINE"), Bill Savage, a resident of the State of California ("SAVAGE") and The Savage Family 1995 Trust, a trust organized under the laws of the State of California (the "TRUST").

                                    RECITALS

         WHEREAS, the parties to this agreement previously entered into a Settlement and Release Agreement effective as of the effective date of this Agreement, such prior agreement included errors and the parties hereby seek to correct such errors;

         WHEREAS, Redline and Savage are parties to an Employment Agreement dated July 31, 2000 (the "EMPLOYMENT AGREEMENT") pursuant to which Savage is owed accrued but unpaid wages through August 1, 2002;

         WHEREAS, Redline, Savage and the Trust are parties to a Lease of Equipment dated April 3, 2000 (the "EQUIPMENT LEASE") pursuant to which Redline owes Savage and the Trust rent and other sums as of October 16, 2002;

         WHEREAS, Redline, Savage and the Trust are parties to a Lease of Real Property for premises located at 2520 Fortune Way, Vista CA dated July 31, 2000 (the "PROPERTY LEASE") pursuant to which Redline owes Savage and the Trust accrued but unpaid rent as of October 16, 2002;

         WHEREAS, the parties hereto are parties to a Settlement Agreement dated August 2, 2002 and any amendments or extensions thereto (the "PRIOR AGREEMENT"), which agreement shall be superceded and replaced in its entirety by this Agreement; and

         WHEREAS, the parties desire to fully and finally settle and resolve their disagreements regarding the matters set forth herein, without admission of liability on the part of any party and to release each party from all liabilities, whether past, present or future, that may have arisen, or might arise in the future, regarding the matters set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, including the covenants and promises in this Agreement, the receipt, adequacy and sufficiency of which are acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

         1. Incorporation of Recital. The foregoing preambles and recitations are incorporated into and made a part of this Agreement.

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         2.       Termination of Prior Agreement. The parties hereto hereby
terminate the Prior Agreement, which shall hereafter be of no further force and effect.

         3. Authority. Each party to this Agreement represents and warrants that it has full authority to execute and enter into this Agreement, and further represents and warrants that it has not assigned or transferred to any third party any claim or right of set-off that might be covered by the provisions of this Agreement.

         4. Payment by Redline. Immediately upon execution of this Agreement, Redline shall pay to Savage $53,000, of which $50,000 will be in the form of a check. Savage and the Trust acknowledge prior receipt of $3,000, which amount is represented by the value of a Snap-On Tool Box and TIG Welder.

         5. Payment by Kent Harle. Savage and the Trust previously agreed to sell to Kent Harle and Chris Rodewald a total of 750,000 shares (250,000 shares after giving effect to Redline's 1-for-3 reverse stock split effected July 12, 2002) of Redline common stock owned by Savage and the Trust. Savage and the Trust also acknowledge receipt of $47,000 from Kent Harle or Chris Rodewald in payment for such shares, which amount was received prior to the date of this Agreement and pursuant to the Prior Agreement. Redline, Chris Rodewald and Kent Harle represent and warrant that the 750,000 pre-split (250,000 post-split) shares acquired by Kent Harle and Chris Rodewald shall be cancelled immediately upon transfer to comply with the requirement of GunnAllen Financial, Inc. in a Letter of Intent dated July 12, 2002 that the founders of Redline collectively cancel 1,100,000 shares of pre-split Redline common stock.

         6. Termination of Accrued Wages. Immediately upon execution of this Agreement, all amounts owed to Savage in the form of accrued, but unpaid salary through August 1, 2002 shall terminate. Redline shall pay Savage the compensation due under the Employment Agreement from August 2, 2002 for the duration of the Employment Agreement.

         7. Amendment to Employment Agreement. Immediately upon execution of this Agreement, Redline and Savage shall execute and deliver Amendment #1 to the Employment Agreement, in the form attached hereto as ATTACHMENT A and incorporated herein by reference.

         8. Termination of Equipment Lease. Redline and the Trust hereby terminate the Equipment Lease. Savage and the Trust hereby release Redline, its directors, officers, employees and agents from any liability related to the Equipment Lease, including but not limited to unpaid rents and other obligations under the Equipment Lease.

         9. Termination of Property Lease. The Trust and Redline hereby terminate the Property Lease. Savage and the Trust hereby release Redline, its directors, officers, employees and agents from any liability related to the Property Lease, including but not limited to unpaid rents and other obligations under the Property Lease.

         10.      Transfer of Shares of Redline Stock.

                           (a) The Trust shall sell and transfer to Kent Harle and Chris Rodewald, an aggregate total of 750,000 shares of Redline common stock (which equates to 250,000 shares after giving effect on July 12, 2002 to the 1-for-3

                                       2.

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                  reverse stock split) owned by the Trust. Immediately upon
                  execution of this Agreement the Trust shall execute and deliver the attached Assignment Agreement and Stock Power incorporated herein by reference as ATTACHMENT B.

                           (b) The Trust shall transfer to Redline, an aggregate total of 43,958 shares of Redline common stock (which equates to 14,653 shares after giving effect on July 12, 2002 to the 1-for-3 reverse stock split) owned by the Trust to carry out prior obligations of Savage and the Trust to transfer founders' shares to certain investors in Redline's bridge financing which commenced in September 2001. Immediately upon execution of this Agreement the Trust shall execute and deliver the attached Assignment Agreement and Stock Power incorporated herein by reference as ATTACHMENT B-1. Savage and the Trust shall have no future obligation to transfer shares in connection with the founders' transfer of shares in such bridge financing.

                           (c) The Trust and Savage represent and warrant that they have obtained all information about Redline as they believe relevant to the decision to sell the shares. The Trust and Savage have also had the opportunity to ask questions of, and to receive answers from, Redline or an agent or a representative of Redline concerning the terms and conditions of the sale of the shares and the business and affairs of Redline and to obtain any additional information necessary to verify such information, and they have received such information concerning Redline as they consider necessary or advisable in order to form a decision concerning a sale of shares to Redline.

         11. Lockup Agreement. Immediately upon execution of this Agreement, Savage and the Trust shall execute and deliver a lockup agreement, in the form attached hereto as ATTACHMENT C and incorporated herein by reference, which requirement relates to Redline's proposed future financing, which is on the same terms as required to be executed by each Redline security holder.

         12. Dilution. Redline shall not take any action specifically designed to dilute Savage's and/or the Trust's beneficial ownership interest in Redline, provided that (a) Savage and the Trust acknowledge and agree that Redline will likely issue additional securities to purchasers in the future for financing, acquisition and other purposes, all of which transactions will result in dilution to the beneficial holdings of Savage and/or the Trust, and (b) this
Section 12 does not provide, and shall not be interpreted to provide, Savage or the Trust with any preemptive or similar right.

         13. Release by Redline. Subject to the completion of all acts and undertakings required by this Agreement, Redline and each of its officers, directors, shareholders, agents and employees, and their respective executors, heirs, administrators, personal representatives, successors, and assigns, for good and valuable consideration do hereby remise, release and forever discharge Savage and the Trust, and each of their trustees, beneficiaries, agents, employees and other affiliates, and their respective executors, heirs, administrators, personal representatives, successors and assigns, from any and all claims, debts, liabilities, demands, liens (whether actual or asserted), obligations, costs, expenses, attorneys' fees, actions, and causes of

                                       3.

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action arising out of: (a) the failure of Savage to provide services to Redline under the Employment Agreement through August 1, 2002; (b) the Equipment Lease;
(c) the Property Lease; (d) the transfer of Redline Stock referenced in Section 10 hereof; and (e) the Prior Agreement.

         14. Release by Savage and the Trust. Subject to the completion of all acts and undertakings required by this Agreement, Savage and the Trust, and each of their trustees, beneficiaries, agents, employees, and other affiliates, and their respective executors, heirs, administrators, personal representatives, successors, and assigns, for good and valuable consideration do hereby remise, release and forever discharge Redline and each of its officers, directors, shareholders, agents, employees, and other affiliates, and their respective executors, heirs, administrators, personal representatives, successors and assigns, from any and all claims, debts, liabilities, demands, liens (whether actual or asserted), obligations, costs, expenses, attorneys' fees, actions, and causes of action arising out of: (a) Redline's failure to pay salary, wages or other compensation owed to Savage under the Employment Agreement through August 1, 2002; (b) the Equipment Lease; (c) the Property Lease; KH BMS CR

         15.      Miscellaneous Provisions.

                  (a) The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions and shall not affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

                  (b) This Agreement constitutes and contains the entire Agreement between the parties concerning the subject matter of this Agreement, and supersedes any and all prior negotiations, proposed agreements or understandings, if any, between the parties concerning the subject matter or any of the terms of this Agreement.

                  (c) This Agreement shall in no way affect any of the remaining shares of Redline common stock currently owned by Savage and/or the Trust. All remaining shares of Redline common stock owned by Savage or the Trust not already in the possession of Savage or the Trust shall be delivered to Savage promptly after execution of this Agreement pursuant to the documents related to such shares.

                  (d) No amendment, interpretation, waiver or termination of any of the provisions of this Agreement shall be effective unless made in writing and signed by the parties to this Agreement.

                  (e) Each of the parties agree that this Agreement shall be binding on each of the parties and signatories hereto, as well as on any other related party or person identified in Sections 13 and 14 herein. The rights and obligations provided for in this Agreement shall continue to inure to the benefit of, or be imposed upon, any successor, heir, or assign of any party.

                                       4.

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                  (f)      This Agreement shall be governed and construed in
         accordance with the laws of the State of Minnesota, without regard to such state's choice or conflict of laws provisions.

                  (g) This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which together shall be deemed one Agreement. Facsimile signatures shall be deemed accepted and enforceable as originals.

                  (h) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

                  (i) Each party to this Agreement represents and warrants that each has had the advice of counsel of its own choosing in the preparation of this Agreement, that each has read this Agreement, that each has had this Agreement fully explained by counsel of its own choosing, that each has had necessary disclosure of relevant facts and issues concerning the execution of this Agreement, that the signatory for each is competent and authorized to sign this Agreement, and that each is fully aware of the contents and legal effect of this Agreement and the execution of this Agreement by the party.

                           (j) REDLINE SHALL DELIVER TO BILL SAVAGE ALL THE STOCK CERTIFICATES REPRESENTING THE BALANCE OF SHARES OWNED IN THE NAME OF BILL SAVAGE OR THE SAVAGE FAMILY TRUST ON OR BEFORE FRIDAY DECEMBER 20, 2002, OR THIS AGREEMENT WILL BECOME NULL AND VOID.
                           BMS KH CR

                                       5.

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         IN WITNESS WHEREOF, the parties hereto have executed this Settlement and Release Agreement effective as of the date first written above.

REDLINE PERFORMANCE PRODUCTS, INC.           BILL SAVAGE,
a Minnesota corporation                      a California resident

By: /s/ Kent Harle                           /s/ Bill M. Savage
    --------------------------               -----------------------------------
   Its: CEO                                  Bill Savage, An Individual

KENT HARLE (as to Section 5)                 CHRIS RODEWALD (as to Section 5)
a California resident                        a California resident

/s/ Kent Harle                               /s/ Chris Rodewald
------------------------------               -----------------------------------
Kent Harle, An Individual                    Chris Rodewald, An Individual

THE SAVAGE FAMILY 1995 TRUST,
a trust organized under the laws of the State of California

/s/ William M. Savage
------------------------------
William M. Savage, Trustee

______________________________
Dianne V. Savage, Trustee

                                       6.